EXHIBIT 10.3

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of [_], 2025, is made by and among SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”) and the other persons and entities set forth on the signature pages hereto (the “Shareholders”). The Company and the Shareholders shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

WHEREAS, the Company and certain investors (the “Purchasers”) entered into that certain Securities Purchase Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Purchase Agreement”);

WHEREAS, as of the date of this Agreement, each of the Shareholders owns that number of shares of common stock, par value $0.0001 per share, of the Company, and that number of shares of preferred stock, par value $0.0001 per share, of the Company (collectively, the “Voting Securities”) set forth opposite its name on Exhibit A hereto; and

WHEREAS, the Purchase Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Purchase Agreement by the parties thereto, pursuant to which, among other things, the Shareholders will vote in favor of approval of the Proposal (as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.
Agreement to Vote.
(a)
For so long as this Agreement is in effect, each Shareholder hereby agrees to appear (in person or by proxy) and vote (in person or by proxy) at any meeting of the stockholders of the Company (including any adjournment or postponement thereof), and in any action by written resolution of the stockholders of the Company (such meeting or written resolution, the “Meeting”), all of such Shareholder’s Voting Securities that such Shareholder holds of record or beneficially, as of the date of this Agreement, or of which such Shareholder acquires record or beneficial ownership after the date hereof and before the record date of the Meeting (collectively, the “Subject Equity Securities”) in favor of the Proposal, and against any proposal that conflicts or materially impedes or interferes with the approval of the Proposal or that would adversely affect or delay the consummation of the transactions contemplated by the Purchase Agreement. Each Shareholder shall validly execute and deliver to the Company, on (or effective as of) no later than the fifth (5th) Business Day following the date that the Proxy Statement related to the Proposal is disseminated by the Company to the Company’s stockholders, a properly completed voting proxy in the form distributed by or on behalf of the Company in favor of the Proposal. In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split or reverse split, recapitalization, combination, conversion, exchange of equity interests or the like prior to the Closing, the term “Subject Equity Securities” shall be deemed to refer to and include the Subject Equity Securities as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Equity Securities may be changed or exchanged or which are received in such transaction.

2.
Transfer of Shares.
(a)
From the date hereof until the earlier of (i) the Automatic Conversion Date (as defined in the Certificate of Designation) or (ii) the valid termination of this Agreement pursuant to Section 3, each Shareholder hereby agrees that such Shareholder shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of his, her or its Subject Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of such Shareholder’s Subject Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of such Shareholder’s Subject Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of any of such Shareholder’s Subject Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of such Shareholder’s Subject Equity Securities or (v) take any action that would have the effect of preventing or materially delaying the performance of such Shareholder’s obligations hereunder, except as affirmatively permitted by the Purchase Agreement; provided, however, that the foregoing shall not apply to any Transfer (A) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such person or to a charitable organization; (B) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (C) in the case of an individual, pursuant to a qualified domestic relations order; and (D) by virtue of such Shareholder’s organizational documents upon liquidation or dissolution of such Shareholder; provided, that any transferee of any Transfer of the type set forth in clauses (A) through (D) must enter into a written agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by this Agreement prior to the occurrence of such Transfer.
(b)
In furtherance of the foregoing, the Company hereby agrees to (i) place a revocable stop order on all Subject Equity Securities subject to Section 2(a), including those which may be covered by a registration statement, and (ii) notify the Company’s transfer agent in writing of such stop order and the restrictions on such Subject Equity Securities under Section 2(a) and direct the Company’s transfer agent not to process any attempts by the Shareholders to Transfer any Subject Equity Securities except in compliance with Section 2(a). For the avoidance of doubt, the obligations of the Company under this Section 2(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Equity Securities.
3.
Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Automatic Conversion Date (as defined in the Certificate of Designation); and (b) three (3) years following the Closing Date (as defined in the Purchase Agreement). Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations under, or with respect to, this Agreement.
4.
Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by (i) the Company, (ii) the Purchasers of at least a majority in interest of the Securities, if prior to the Closing Date, to be purchased by the Purchasers under the Purchase Agreement, or, if after the Closing Date, still held by the Purchasers and (iii) at least a majority in interest of the Voting Securities held by the Shareholders (who are not Purchasers). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.
Incorporation by Reference. Sections 8.2 (Notices), 8.13 (Construction), 8.8 (Assignment), 8.11 (No Third-Party Beneficiaries), 8.5 (Governing Law), 8.4 (Execution), 8.4 (Severability) and 8.15 (Amendments) of the Purchase Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

SAB Biotherapeutics, Inc.

By: __________________

Name:

Title:

SHAREHOLDERS:

By: __________________

Name:

Title: